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                                                                      EXHIBIT 32

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND VICE PRESIDENT, FINANCE
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Kleanthis G. Xanthopoulos, Ph.D., as President and Chief Executive Officer of the Company, and Jennifer K. Crittenden, as Vice President, Finance of the Company, each hereby certifies that, to the best of his knowledge:

      1. The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2005, to which this Certification is attached as Exhibit 32 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the periods covered by the Quarterly Report.

/s/ Kleanthis G. Xanthopoulos                        /s/ Jennifer K. Crittenden
-------------------------------------                ---------------------------
Kleanthis G. Xanthopoulos, Ph.D.                     Jennifer K. Crittenden
President and Chief Executive Officer                Vice President, Finance
Date: May 9, 2005                                    Date: May 9, 2005